Exhibit 99.1

**FOR IMMEDIATE RELEASE**

**Envirotech (NASDAQ: EVTV) Acquires Maddox Industries to Propel U.S. Manufacturing and Electric Vehicle Initiatives**

OSCEOLA, AR / ACCESSWIRE / October 31, 2024 / Envirotech Vehicles, Inc. (NASDAQ: EVTV), today announced its acquisition of Maddox Industries, a distinguished provider of government contracting solutions based in Puerto Rico. This strategic partnership is set to enhance Envirotech’s capabilities in U.S. manufacturing and logistics, delivering a multimillion-dollar revenue stream from government contracts over the next three years while creating U.S. based manufacturing jobs.

Phil Oldridge, CEO of Envirotech, emphasized the immediate advantages the acquisition delivers to the technology company: “Maddox Industries will provide predictable and substantial revenue that will strengthen our financial position. With their expertise in electric vehicle transportation - including military vehicles, U.S. Postal Service first and last-mile delivery needs, and school bus sales - we are uniquely positioned to meet the growing demands of the electric vehicle market. This acquisition will also enable us to realize large employment tax credits as we rapidly ramp up our workforce.”

Maddox Industries has a proven track record in managing large-scale government contracts, successfully supporting over a billion dollars in U.S. government contracts involving manufactured products for prime defense contractors. The acquisition includes a three-year contract manufacturing agreement to be executed at Envirotech’s expansive 580,000 square-foot facility in Osceola, Arkansas, expected to create over 250 jobs in the region.

Jason Maddox, founder of Maddox Industries, shared his excitement: “This partnership grants us access to Envirotech’s vehicle technology supported by their impressive manufacturing logistics hub, ideally located along key transportation corridors. Envirotech’s expansive facility allows us to develop products for the first responder market, including electric ambulances and police vehicles, as well as capitalize on our school consortium market, promoting energy-efficient and zero-emission school buses.”

The acquisition enhances Maddox’s third-party logistics contracts and allows for accelerated operational testing of battery powered heavy lift drones for defense, logistics, and agriculture. The facility’s multi-modal access to rail, highway, and barge via the Mississippi River facilitates expedited delivery to government stockpiles. Available space under roof, as well as extensive surrounding acreage, allows for the construction of vehicle test tracks in addition to air testing zones for the battery powered heavy lift drone program Maddox has under operational testing and evaluation.

“Maddox’s expertise in U.S. manufacturing and government contracting is complemented by Envirotech’s capabilities in electric vehicle technology, battery systems, EV charging networks, and the capability of monetizing carbon credits,” added Maddox. “Together, we can help fulfill the U.S. Postal Service's goal of deploying 66,000 zero-emission logistics vans by 2030 and help enhance the Humvee hybrid modernization program.”

The collaboration strengthens Envirotech’s position as a technology company focused on electric vehicles and logistics and underscores the company’s commitment to sustainable growth and technological innovation. With the acquisition of Maddox Industries, Envirotech continues to lead the charge in developing environmentally friendly solutions that cater to the government, agriculture, and logistics sectors. The acquisition further strengthens Envirotech’s capabilities in EV manufacturing and technology, including assembly lines, while at the same time allowing the company to monetize carbon credits generated from the manufacturing of electric vehicles.

The terms of the transaction provide for the issuance of 3,100,000 shares of common stock to the owner of Maddox Industries, as well as the conditional payment of $1,000,000 in cash upon the collection of the same amount of Maddox’s outstanding accounts receivables within 180 days after the closing.

More Detail

More detail about Envirotech’s acquisition of Maddox Industries can be found in the SEC Form 8-K to be filed this week by Envirotech Vehicles, Inc. More detail can be found about Maddox Industries at www.maddoxindustriesusa.com.

About Envirotech Vehicles

Envirotech Vehicles (NASDAQ: EVTV) is a technology company dedicated to revolutionizing the electric vehicle landscape by designing and manufacturing electric commercial vehicles that offer sustainable, efficient, and cost-effective transportation solutions. Committed to driving the future of mobility, Envirotech is pushing the boundaries of innovation and sustainability. For more information, visit www.evtvusa.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects, or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances, or unanticipated events.

Contact:
Envirotech Vehicles, Inc.
Merrick Alpert, Chief Communications Officer
Telephone: (870) 970-3355
Email: merrick@evtvusa.com

SOURCE: Envirotech Vehicles, Inc.

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